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                                                                 Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form S-4 of Network Associates, Inc. of our report dated January 17, 2002, except as to Note 3, which is as of May 17, 2002, relating to the consolidated financial statements, which appears in Network Associates, Inc.'s Form 8-K dated July 1, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 29, 2002